UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2015

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

12264 El Camino Real, Suite 350
San Diego, CA 92130
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 27, 2015, Imprimis Pharmaceuticals, Inc. (the “Company”) entered into a Controlled Equity OfferingSM sales agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., as agent (“Cantor Fitzgerald”), pursuant to which the Company may offer and sell, from time to time through Cantor Fitzgerald, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $10,000,000 (the “Shares”). Any Shares offered and sold under the Sales Agreement will be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-198675) and the accompanying base prospectus, which were declared effective by the Securities and Exchange Commission (the “SEC”) on September 29, 2014 (the “Registration Statement”), as supplemented by a prospectus supplement dated November 27, 2015, and filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the terms of the Sales Agreement, sales of the Shares, if any, will be made through Cantor Fitzgerald by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NASDAQ Capital Market, on any other existing trading market for the Common Stock or to or through a market maker. In addition, the Sales Agreement provides that, subject to the prior written consent of the Company, Cantor Fitzgerald may make sales of the Shares, if any, by any other method permitted by law, including in privately negotiated transactions.

The Company is not obligated to make any sales of Shares under the Sales Agreement, and if it elects to make any sales, the Company may set a minimum sales price for the Shares. The offering of Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement by Cantor Fitzgerald or the Company as permitted therein, which includes the right of either such party to terminate the Sales Agreement in its sole discretion upon ten days’ prior notice to the other party.

The Company will pay Cantor Fitzgerald a cash commission of 3.0% of the aggregate gross proceeds from each sale of Shares under the Sales Agreement, and will also reimburse Cantor Fitzgerald for certain fees and expenses in connection with the Sales Agreement in an amount not to exceed $50,000. The Company has also agreed to provide Cantor Fitzgerald with customary indemnification and contribution rights.

The Company intends to use the net proceeds raised through sales of the Shares, if any, for working capital and general corporate purposes.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Morrison & Foerster LLP relating to the legality of the issuance and sale of the Shares pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K. Such opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares or any other security, nor shall there be any offer, solicitation, or sale of the Shares or any other security in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated November 27, 2015, by and between Imprimis Pharmaceuticals, Inc. and Cantor Fitzgerald & Co.

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: November 27, 2015	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer